       Oppenheimer
       Trinity Core Fund SM

                                   Semiannual
                                     Report
                                  ------------
                                   Management
                                  Commentaries

[GRAPHIC]

Fund Highlights

Performance Update

Investment Strategy Discussion

Financial Statements

"During the reporting period, we added nine new evaluation factors to our library that measure a variety of fundamental business characteristics, such as
asset turnover and debt/equity ratio trend. We also introduced subtle changes to
our quantitative methodology, assigning a greater number of models to each industry area we cover, seeking to further reduce the volatility of our approach."

                                                         [LOGO]
                                                         OppenheimerFunds(R)
                                                         The Right Way to
Invest

HIGHLIGHTS

Fund Objective
Oppenheimer Trinity Core Fund SM seeks long-term growth of capital.

Fund Highlight
The Fund's Class A shares ranked in the top 35% of large-cap core funds for the
one-year period ended January 31, 2003, according to Lipper, Inc.1

    CONTENTS

 1  Letter to Shareholders

 3  An Interview
    with Your Fund's
    Portfolio Management Team

 9  Financial
    Statements

27  Trustees and Officers

Cumulative Total Returns*
          For the 6-Month Period
          Ended 1/31/03
          Without      With
          Sales Chg.   Sales Chg.
---------------------------------
Class A    -6.32%      -11.71%
---------------------------------
Class B    -6.78       -11.44
---------------------------------
Class C    -6.91        -7.84
---------------------------------
Class N    -6.35        -7.29
---------------------------------
Class Y    -6.00
---------------------------------

Average Annual Total Returns*
          For the 1-Year Period
          Ended 1/31/03
          Without      With
          Sales Chg.   Sales Chg.
---------------------------------
Class A   -23.07%      -27.49%
---------------------------------
Class B   -23.67       -27.49
---------------------------------
Class C   -23.74       -24.50
---------------------------------
Class N   -23.06       -23.83
---------------------------------
Class Y   -22.59
---------------------------------

1. Lipper, Inc. Lipper rankings are based on total returns, but do not consider
sales charges. For the one-year period ended 1/31/03, the Fund's Class A shares
ranked #321/960. Lipper ranking is for the Class A share class only. Other classes may have different performance characteristics. Rankings are relative
peer group ratings and do not necessarily mean that the fund had high total returns. Past performance is no guarantee of future results.

Shares of Oppenheimer funds are not deposits or obligations of any bank, are not
guaranteed by any bank, are not insured by the FDIC or any other agency, and involve investment risks, including the possible loss of the principal amount
invested.

*See Notes on page 7 for further details.

LETTER TO SHAREHOLDERS

Dear Shareholder,

At OppenheimerFunds, we take very seriously the responsibility of helping you
achieve your goals. We understand that your investments with us may represent a
future home, a college education or retirement. In good markets and in bad, we
are committed to partnering with your advisor to provide you with investment products and services that can help you reach your financial objectives.
     In recent years, many of us have seen some of our assets decrease in value-- sometimes significantly--making it difficult to maintain our long-term
investing plans. Shifting markets can often blindside investors and unbalance
portfolios. We believe it has never been more important than it is now to allocate your assets among stocks, bonds, and other investments based on what
would be most appropriate depending on your goals and risk tolerance.
Diversification is key. We encourage you to hold true to your long-term goals
and adhere to the time-tested investment principles of asset allocation and diversification.
     Of course, when the financial markets make major moves, portfolio changes
may be necessary to adjust risk exposure, rebalance asset class allocations
or
seek to maintain sufficient income flows. Monitor your investments, stay informed and--most importantly--work with your financial advisor so that any adjustments ultimately support your long-term goals.
     We continue to believe in the growth, ingenuity and underlying strengths of
the economy and the markets. That said, we also expect the road ahead to present
new and unique challenges. We strongly believe that one of the best ways to pursue your goals is to adhere to core investment principles.

[PHOTO OF John V. Murphy]
John V. Murphy
President
Oppenheimer
Trinity Core Fund

1  |  OPPENHEIMER TRINITY CORE FUND

LETTER TO SHAREHOLDERS

     We hope you share our convictions, and we wish you the best in 2003.
Thank
you for your continued confidence in OppenheimerFunds, The Right Way to
Invest.

Sincerely,

/S/ JOHN V. MURPHY
------------------
John V. Murphy
February 24, 2003

These general market views represent opinions of OppenheimerFunds, Inc. and are
not intended to predict performance of the securities markets or any particular
fund. Specific information that applies to your Fund is contained in the pages
that follow.

2  |  OPPENHEIMER TRINITY CORE FUND

AN INTERVIEW WITH YOUR FUND'S PORTFOLIO MANAGEMENT TEAM

Q

How would you characterize the Fund's performance during the six-month period
ended January 31, 2003?
A. The Fund performed reasonably well, considering the market's high levels of
volatility and the challenging political and economic conditions that prevailed
during the period. Although stocks in the transportation and consumer cyclical
areas suffered significant declines, those losses were largely offset by performance in other areas, such as utilities and technology, which outperformed
the overall return of the portfolio. In addition, the Fund benefited from relatively strong individual stock selections in the areas of financials and capital goods.

What made this such a challenging period?
Markets were buffeted throughout the period by conflicting economic and political forces. On the positive side, the U.S. economy showed signs of emerging from recession, and interest rates remained low. On the negative side,
the economic recovery proceeded more slowly than many analysts had forecast, driving down prices of a wide variety of stocks. Stock prices also suffered due
to unease over the global political situation, particularly with regard to the
uncertainties surrounding the war on terrorism and rising tensions in the
Middle
East. In addition, accounting irregularities led to financial difficulties at
several prominent corporations, creating uncertainty with respect to the accuracy of financial statements at other companies.
     These conditions combined to drive stock prices broadly lower during most
of 2002, making it the third consecutive year of broad market declines, and resulting in the longest sustained bear market since the period from 1939 to
1941. However, as prices declined, stock valuations grew increasingly attractive, particularly in light of the economy's modest recovery. In mid-October 2002, market indices rebounded sharply as investors took advantage
of apparent bargains. However, continued war

3  |  OPPENHEIMER TRINITY CORE FUND

AN INTERVIEW WITH YOUR FUND'S PORTFOLIO MANAGEMENT TEAM

concerns proved to be a drag on the market's performance as the period closed
out.

How did you manage the Fund in light of these conditions?
We remained true to the disciplined management approach that distinguishes the
Oppenheimer Trinity funds. In the case of Oppenheimer Trinity Core Fund, that
approach focuses on the stocks of large companies, including many of the best-known companies in the United States, across a variety of industry sectors.
We seek to avoid "style drift" by investing in stocks listed in our benchmark,
the S&P 500 Index, and by allocating approximately the same percentage of the
Fund's assets to each sector of the Index.2 Rather than emphasizing specific sectors, we strive to add value to the Fund and exceed the benchmark's performance by identifying and investing selectively in what we believe to be
each sector's most attractive stocks. To that end, we employ a wide range of computer-based modeling tools to identify what we believe to be the most attractive prospects under prevailing market conditions. Out of our continually
evolving library of more than 60 stock ranking and valuation techniques, we select those best suited to each industry sector in which we invest.
     During the recent period, our investment approach identified better-than-average performers in a variety of areas, particularly financials
and capital goods. Among financials, the Fund's relatively strong returns were
largely driven by investments in regional banks, money center banks and consumer
finance organizations. Some of these investments benefited from the prevailing
environment of low interest rates, while others rebounded sharply from unusually
low valuations reached in October 2002. In the capital goods area, the Fund benefited from our decision to hold a relatively small position in General
Electric, which suffered from weaker-than-expected earnings.

2. The Fund is not an "index" Fund.

4  |  OPPENHEIMER TRINITY CORE FUND

     Unfortunately, weaker-than-average performance in the consumer cyclical area undermined gains in other areas. The Fund held relatively large positions
in several retailers that were hurt by disappointing levels of consumer spending, particularly during the Christmas shopping season.

Did you implement any refinements to your stock ranking models?
In the process of creating a systematic, highly disciplined method of building
and managing portfolios across a wide range of market cycles and conditions, we
continually refine our library of stock ranking models. These models range from
simple historical ratios, such as price-to-earnings, to classic financial calculations, short-term price movements and complex, momentum-related measures.
During the reporting period, for example, we added nine new evaluation factors
to our library that measure a variety of fundamental business characteristics,
such as asset turnover and debt/equity ratio trend. We also introduced subtle
changes to our quantitative methodology, assigning a greater number of models to
each sector area we cover, thereby increasing the efficiency and seeking to further reduce the volatility of our approach.

What is your outlook for the future?
While we have no crystal ball to reveal the market's next moves, we do believe
that stocks currently stand at relatively attractive valuations compared to other asset classes. Furthermore, improving economic fundamentals support prospects for favorable trends in stock prices. Whether or not conditions improve in the immediate future, we believe our disciplined investment approach
can add value for investors in all types of market environments. That's what makes Oppenheimer Trinity Core Fund an important part of The Right Way to
Invest.

Average Annual Total Returns with Sales Charge

For the Periods Ended 12/31/02 3

Class A       Since
1-Year        Inception
------------------------
-26.99%       -13.51%

Class B       Since
1-Year        Inception
------------------------
-27.06%       -13.50%

Class C       Since
1-Year        Inception
------------------------
-24.05%       -12.70%

Class N       Since
1-Year        Inception
------------------------
-23.39%       -15.70%

Class Y       Since
1-Year        Inception
------------------------
-22.08%       -11.09%

3. See Notes on page 7 for further details.

5  |  OPPENHEIMER TRINITY CORE FUND

AN INTERVIEW WITH YOUR FUND'S PORTFOLIO MANAGEMENT TEAM

Top Ten Common Stock Holdings 5
-------------------------------------------------------------
Microsoft Corp.                                          4.1%
-------------------------------------------------------------
Pfizer, Inc.                                             3.1
-------------------------------------------------------------
Citigroup, Inc.                                          2.8
-------------------------------------------------------------
American International Group, Inc.                       2.7
-------------------------------------------------------------
Procter & Gamble Corp. (The)                             2.4
-------------------------------------------------------------
Johnson & Johnson                                        2.3
-------------------------------------------------------------
General Electric Co.                                     2.1
-------------------------------------------------------------
Wal-Mart Stores, Inc.                                    2.0
-------------------------------------------------------------
Coca-Cola Co. (The)                                      2.0
-------------------------------------------------------------
International Business Machines Corp.                    2.0

For up-to-date Top 10 Fund holdings, please visit www.oppenheimerfunds.com.

Top Five Common Stock Industries 5
-------------------------------------------------------------
Pharmaceuticals                                          8.3%
-------------------------------------------------------------
Insurance                                                7.1
-------------------------------------------------------------
Diversified Financials                                   6.4
-------------------------------------------------------------
Oil & Gas                                                6.1
-------------------------------------------------------------
Banks                                                    5.9

[PIE CHART]
Sector Allocation 4

o Financials      20.0%
o Consumer
  Discretionary   15.0
o Health Care     14.7
o Information
  Technology      14.3
o Consumer
   Staples         9.3
o Industrials      8.8
o Energy           6.3
o Utilities        4.1
o Telecom-
  munication
  Services         4.1

o Materials        3.4

                                   [PIE CHART]

4. Portfolio's holdings and allocations are subject to change. Percentages are
as of January 31, 2003, and are based on total market value of common stocks.
5. Portfolio's holdings and allocations are subject to change. Percentages are
as of January 31, 2003, and are based on net assets.

6  |  OPPENHEIMER TRINITY CORE FUND

NOTES

In reviewing performance and rankings, please remember that past performance cannot guarantee future results. Investment return and principal value of an investment in the Fund will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. Because of ongoing
market volatility, the Fund's performance may be subject to substantial fluctuations, and current performance may be more or less than the results shown. For updates on the Fund's performance, visit our website at
www.oppenheimerfunds.com.

Total returns include changes in share price and reinvestment of dividends
and
capital gains distributions in a hypothetical investment for the periods shown.
Cumulative total returns are not annualized. The Fund's total returns shown do
not reflect the deduction of income taxes on an individual's investment.
Taxes
may reduce your actual investment returns on income or gains paid by the
Fund or
any gains you may realize if you sell your shares. The Fund's portfolio managers
are employed by the Fund's sub-advisor, Trinity Investment Management
Corporation, an affiliate of OppenheimerFunds, Inc., the Fund's investment manager. For more complete information about the Fund, including charges, expenses and risks, please refer to the prospectus. To obtain a copy, call your
financial advisor, call OppenheimerFunds Distributor, Inc. at 1.800.CALL OPP
(1.800.225.5677) or visit the OppenheimerFunds website at
www.oppenheimerfunds.com. Read the prospectus carefully before you invest or send money.

Class A shares of the Fund were first publicly offered on 9/1/99. Unless otherwise noted, Class A total returns are shown net of the applicable 5.75%
maximum initial sales charge.

Class B shares of the Fund were first publicly offered on 9/1/99. Unless otherwise noted, Class B total returns are shown net of the applicable contingent deferred sales charge of 5% (1-year) and 3% (since inception).
Class
B shares are subject to an annual 0.75% asset-based sales charge.

Class C shares of the Fund were first publicly offered on 9/1/99. Unless otherwise noted Class C total returns are shown net of the 1% contingent deferred sales charge for the 1-year period. Class C shares are subject to an
annual 0.75% asset-based sales charge.

Class N shares of the Fund were first publicly offered on 3/1/01. Class N shares
are offered only through retirement plans. Unless otherwise noted, Class N returns include the contingent deferred sales charge of 1% for the 1-year period. Class N shares are subject to an annual 0.25% asset-based sales charge.

Class Y shares of the Fund were first publicly offered on 9/1/99. Class Y shares
are only offered to certain institutional investors under special agreement with
the distributor.

An explanation of the calculation of performance is in the Fund's Statement of
Additional Information.

7  |  OPPENHEIMER TRINITY CORE FUND

                                                            Financial
Statements
                                                                      Pages
9-26

8  |  OPPENHEIMER TRINITY CORE FUND

STATEMENT OF INVESTMENTS  January 31, 2003 / Unaudited

                                                                    Market
Value
                                                           Shares     See
Note 1
--------------------------------------------------------------------------------
 Common Stocks--97.0%
--------------------------------------------------------------------------------
 Consumer Discretionary--14.6%
--------------------------------------------------------------------------------
 Auto Components--0.4%
 Johnson Controls, Inc.                                       400       $
32,308
--------------------------------------------------------------------------------
 Automobiles--1.1%
 Ford Motor Co.                                             2,200
20,042
--------------------------------------------------------------------------------
 General Motors Corp.                                       1,900
69,027

--------

89,069

--------------------------------------------------------------------------------
 Hotels, Restaurants & Leisure--1.3%
 Harrah's
 Entertainment, Inc. 1                                      1,300
47,164
--------------------------------------------------------------------------------
 Marriott
 International, Inc., Cl. A                                 1,800
56,160

--------

103,324

--------------------------------------------------------------------------------
 Household Durables--1.1%
 Black & Decker Corp.                                       1,100
40,304
--------------------------------------------------------------------------------
 Pulte Homes, Inc.                                            500
24,990
--------------------------------------------------------------------------------
 Whirlpool Corp.                                              500
25,985

--------

91,279

--------------------------------------------------------------------------------
 Media--1.2%
 Knight-Ridder, Inc.                                          700
47,404
--------------------------------------------------------------------------------
 Viacom, Inc., Cl. B 1                                      1,200
46,260

--------

93,664

--------------------------------------------------------------------------------
 Multiline Retail--5.8%
 Federated Department
 Stores, Inc. 1                                             1,800
46,836
--------------------------------------------------------------------------------
 Kohl's Corp. 1                                             1,500
78,555
--------------------------------------------------------------------------------
 Nordstrom, Inc.                                            1,900
34,276
--------------------------------------------------------------------------------
 Sears Roebuck & Co.                                        1,800
47,610
--------------------------------------------------------------------------------
 Target Corp.                                               3,300
93,093
--------------------------------------------------------------------------------
 Wal-Mart Stores, Inc.                                      3,400
162,520

--------

462,890

--------------------------------------------------------------------------------
 Specialty Retail--3.7%
 AutoZone, Inc. 1                                             500
32,855
--------------------------------------------------------------------------------
 Home Depot, Inc.                                           2,600
54,340
--------------------------------------------------------------------------------
 Limited Brands, Inc.                                       4,200
52,878
--------------------------------------------------------------------------------
 Lowe's Cos., Inc.                                          2,900
99,122
--------------------------------------------------------------------------------
 Sherwin-Williams Co.                                       2,000
53,280

--------

292,475

                                                                    Market
Value
                                                           Shares     See
Note 1
--------------------------------------------------------------------------------
 Consumer Staples--9.0%
--------------------------------------------------------------------------------
 Beverages--3.1%
 Adolph Coors Co., Cl. B                                      800       $
48,160
--------------------------------------------------------------------------------
 Coca-Cola Co. (The)                                        4,000
161,840
--------------------------------------------------------------------------------
 Pepsi Bottling
 Group, Inc. (The)                                          1,400
35,490

--------

245,490

--------------------------------------------------------------------------------
 Food & Drug Retailing--0.7%
 CVS Corp.                                                  2,400
54,288
--------------------------------------------------------------------------------
 Food Products--0.9%
 Heinz (H.J.) Co.                                           2,100
67,851
--------------------------------------------------------------------------------
 Household Products--3.4%
 Colgate-Palmolive Co.                                      1,700
86,547
--------------------------------------------------------------------------------
 Procter &
 Gamble Corp. (The)                                         2,200
188,254

--------

274,801

--------------------------------------------------------------------------------
 Tobacco--0.9%
 Altria Group, Inc.                                         2,000
75,740
--------------------------------------------------------------------------------
 Energy--6.1%
--------------------------------------------------------------------------------
 Oil & Gas--6.1%
 Anadarko
 Petroleum Corp.                                            1,400
64,554
--------------------------------------------------------------------------------
 Apache Corp.                                                 440
27,460
--------------------------------------------------------------------------------
 ChevronTexaco Corp.                                        2,000
128,800
--------------------------------------------------------------------------------
 ConocoPhillips                                             1,100
53,009
--------------------------------------------------------------------------------
 Devon Energy Corp.                                         1,500
67,950
--------------------------------------------------------------------------------
 Exxon Mobil Corp.                                          4,400
150,260

--------

492,033

--------------------------------------------------------------------------------
 Financials--19.4%
--------------------------------------------------------------------------------
 Banks--5.9%
 Bank of America Corp.                                        300
21,015
--------------------------------------------------------------------------------
 BB&T Corp.                                                 1,500
50,340
--------------------------------------------------------------------------------
 Charter One
 Financial, Inc.                                            2,100
60,711
--------------------------------------------------------------------------------
 Comerica, Inc.                                             1,500
60,750
--------------------------------------------------------------------------------
 Wachovia Corp.                                             3,100
111,507
--------------------------------------------------------------------------------
 Washington
 Mutual, Inc.                                               3,300
113,685
--------------------------------------------------------------------------------
 Wells Fargo Co.                                            1,200
56,844

--------

474,852

9  |  OPPENHEIMER TRINITY CORE FUND

STATEMENT OF INVESTMENTS  Unaudited / Continued

                                                                    Market
Value
                                                           Shares     See
Note 1
--------------------------------------------------------------------------------
 Diversified Financials--6.4%
 Bear Stearns
 Cos., Inc. (The)                                             800       $
49,640
--------------------------------------------------------------------------------
 Capital One
 Financial Corp.                                            2,300
71,415
--------------------------------------------------------------------------------
 Citigroup, Inc.                                            6,600
226,908
--------------------------------------------------------------------------------
 MBNA Corp.                                                 5,900
99,297
--------------------------------------------------------------------------------
 Moody's Corp.                                              1,500
62,820

----------

510,080

--------------------------------------------------------------------------------
 Insurance--7.1%
 ACE Ltd.                                                   2,400
70,680
--------------------------------------------------------------------------------
 AMBAC Financial
 Group, Inc.                                                1,200
64,284
--------------------------------------------------------------------------------
 American International
 Group, Inc.                                                4,000
216,480
--------------------------------------------------------------------------------
 MBIA, Inc.                                                 1,000
40,980
--------------------------------------------------------------------------------
 MGIC Investment Corp.                                      1,000
43,130
--------------------------------------------------------------------------------
 Progressive Corp.                                          1,600
77,344
--------------------------------------------------------------------------------
 Torchmark Corp.                                            1,500
53,850

----------

566,748

--------------------------------------------------------------------------------
 Health Care--14.3%
--------------------------------------------------------------------------------
 Health Care Equipment & Supplies--0.7%
 Applera Corp./Applied
 Biosystems Group                                           3,300
57,915
--------------------------------------------------------------------------------
 Health Care Providers & Services--5.3%
 Aetna, Inc.                                                1,100
47,839
--------------------------------------------------------------------------------
 AmerisourceBergen
 Corp                                                       1,300
75,660
--------------------------------------------------------------------------------
 Cardinal Health, Inc.                                      1,700
99,161
--------------------------------------------------------------------------------
 Cigna Corp.                                                  700
30,569
--------------------------------------------------------------------------------
 Humana, Inc. 1                                             2,600
25,844
--------------------------------------------------------------------------------
 Quintiles Transnational
--------------------------------------------------------------------------------
 Corp. 1                                                    3,900
49,569
--------------------------------------------------------------------------------
 UnitedHealth
 Group, Inc.                                                1,100
96,690

----------

425,332

--------------------------------------------------------------------------------
 Pharmaceuticals--8.3%
 Abbott Laboratories                                        2,000
76,240
--------------------------------------------------------------------------------
 Forest
--------------------------------------------------------------------------------
 Laboratories, Inc. 1                                       1,600
82,800
--------------------------------------------------------------------------------
 Johnson & Johnson                                          3,400
182,274
--------------------------------------------------------------------------------
 Merck & Co., Inc.                                          1,200
66,468

                                                                    Market
Value
                                                           Shares     See
Note 1
--------------------------------------------------------------------------------
 Pharmaceuticals Continued
 Pfizer, Inc.                                               8,275
$251,229

--------

659,011

--------------------------------------------------------------------------------
 Industrials--8.6%
--------------------------------------------------------------------------------
 Aerospace & Defense--2.1%
 Northrop
 Grumman Corp.                                                700
63,987
--------------------------------------------------------------------------------
 United
 Technologies Corp.                                         1,600
101,728

--------

165,715

--------------------------------------------------------------------------------
 Commercial Services & Supplies--1.2%
 First Data Corp.                                           2,400
82,560
--------------------------------------------------------------------------------
 Sabre Holdings Corp. 1                                       900
16,146

--------

98,706

--------------------------------------------------------------------------------
 Industrial Conglomerates--3.6%
 3M Co.                                                     1,000
124,550
--------------------------------------------------------------------------------
 General Electric Co.                                       7,100
164,294

--------

288,844

--------------------------------------------------------------------------------
 Machinery--1.3%
 Deere & Co.                                                  900
37,980
--------------------------------------------------------------------------------
 Ingersoll-Rand Co., Cl. A                                  1,700
66,742

--------

104,722

--------------------------------------------------------------------------------
 Trading Companies & Distributors--0.4%
 Grainger (W.W.), Inc.                                        600
28,380
--------------------------------------------------------------------------------
 Information Technology--13.9%
--------------------------------------------------------------------------------
 Communications Equipment--2.4%
 Cisco Systems, Inc. 1                                     11,600
155,092
--------------------------------------------------------------------------------
 Motorola, Inc.                                             5,000
39,900

--------

194,992

--------------------------------------------------------------------------------
 Computers & Peripherals--3.9%

 Hewlett-Packard Co.                                        5,800
100,978
--------------------------------------------------------------------------------
 International Business
 Machines Corp.                                             2,000
156,460
--------------------------------------------------------------------------------
 Lexmark
 International, Inc., Cl. A 1                                 700
42,378
--------------------------------------------------------------------------------
 NCR Corp. 1                                                  500
9,645

--------

309,461

10  |  OPPENHEIMER TRINITY CORE FUND

                                                                    Market
Value
                                                           Shares     See
Note 1
--------------------------------------------------------------------------------
 IT Consulting & Services--0.8%
 Computer
 Sciences Corp. 1                                             700       $
21,420
--------------------------------------------------------------------------------
 Electronic Data
 Systems Corp.                                              1,400
23,730
--------------------------------------------------------------------------------
 Unisys Corp. 1                                             2,200
20,504

--------

65,654

--------------------------------------------------------------------------------
 Semiconductor Equipment & Products--2.3%
 Intel Corp.                                                9,400
147,204
--------------------------------------------------------------------------------
 Maxim Integrated
 Products, Inc.                                             1,200
37,380

--------

184,584

--------------------------------------------------------------------------------
 Software--4.5%
 Intuit, Inc. 1                                               600
26,460
--------------------------------------------------------------------------------
 Microsoft Corp. 1                                          7,000
332,220

--------

358,680

--------------------------------------------------------------------------------
 Materials--3.3%
--------------------------------------------------------------------------------
 Chemicals--1.3%
 Du Pont (E.I.)
 de Nemours & Co.                                           2,700
102,249
--------------------------------------------------------------------------------
 Metals & Mining--1.5%
 Alcoa, Inc.                                                1,400
27,678
--------------------------------------------------------------------------------
 Nucor Corp.                                                1,300
51,883
--------------------------------------------------------------------------------
 Worthington
 Industries, Inc.                                           2,700
40,959

--------

120,520

--------------------------------------------------------------------------------
 Paper & Forest Products--0.5%
 International Paper Co.                                    1,200
42,840
--------------------------------------------------------------------------------
 Telecommunication Services--3.9%

--------------------------------------------------------------------------------
 Diversified Telecommunication Services--2.0%
 Citizens
 Communications Co. 1                                       5,100
49,929
--------------------------------------------------------------------------------
 Sprint Corp.
 (Fon Group)                                                6,500
78,910
--------------------------------------------------------------------------------
 Verizon
 Communications, Inc.                                         800
30,624

--------

159,463

--------------------------------------------------------------------------------
 Wireless Telecommunication Services--1.9%
 AT&T Corp.                                                 3,700
72,076
--------------------------------------------------------------------------------
 Nextel Communications,
 Inc., Cl. A 1                                              6,600
83,292

--------

155,368

                                                                    Market
Value
                                                           Shares     See
Note 1
--------------------------------------------------------------------------------
 Utilities--3.9%
--------------------------------------------------------------------------------
 Electric Utilities--2.6%
 Entergy Corp.                                                800     $
35,560
--------------------------------------------------------------------------------
 Exelon Corp.                                               1,900
96,767
--------------------------------------------------------------------------------
 Progress Energy, Inc.                                      1,900
76,779

----------

209,106

--------------------------------------------------------------------------------
 Gas Utilities--1.3%
 KeySpan Corp.                                              1,200
40,800
--------------------------------------------------------------------------------
 Sempra Energy                                              2,728
65,745

----------

106,545

----------
 Total Common Stocks
 (Cost $8,928,511)
7,764,979

                                                        Principal
                                                           Amount
--------------------------------------------------------------------------------
 Joint Repurchase Agreements--3.0%
 Undivided interest of 0.05% in joint repurchase
 agreement (Market Value $461,812,000)
 with Banc One Capital Markets, Inc.,
 1.26%, dated 1/31/03, to be repurchased
 at $242,025 on 2/3/03, collateralized by
 U.S. Treasury Nts., 5.50%--6.75%,
 5/31/03--5/15/05, with a value of
 $109,835,250, U.S. Treasury Bonds,
 2.125%--9.375%, 5/31/04--2/15/06, with
 a value of $352,849,233 and U.S.
 Treasury Bills, 2/20/03, with a value
 of $8,743,488
 (Cost $242,000)                                         $242,000
242,000

--------------------------------------------------------------------------------
 Total Investments, at Value
 (Cost $9,170,511)                                          100.0%
8,006,979
--------------------------------------------------------------------------------
 Other Assets Net
 of Liabilities                                               0.0
1,651

-----------------------
 Net Assets                                                 100.0%
$8,008,630

=======================

Footnotes to Statement of Investments
1. Non-income producing security.

See accompanying Notes to Financial Statements.

11  |  OPPENHEIMER TRINITY CORE FUND

STATEMENT OF ASSETS AND LIABILITIES  Unaudited

 January 31, 2003
----------------------------------------------------------------------------------
 Assets

 Investments, at value (cost $9,170,511)--see accompanying statement   $
8,006,979
----------------------------------------------------------------------------------

Cash
970
----------------------------------------------------------------------------------
 Receivables and other assets:
 Shares of beneficial interest sold
12,330
 Interest and
dividends                                                      9,391

Other
818

-----------
 Total assets
8,030,488

----------------------------------------------------------------------------------
 Liabilities

 Payables and other liabilities:
 Shares of beneficial interest redeemed
14,003
 Transfer and shareholder servicing agent
fees                               4,972
 Distribution and service plan
fees                                          1,625
 Trustees'
compensation                                                      1,132

Other
126

-----------
 Total liabilities
21,858

----------------------------------------------------------------------------------
 Net Assets                                                            $
8,008,630

===========

----------------------------------------------------------------------------------
 Composition of Net Assets

 Paid-in capital
$11,602,462
----------------------------------------------------------------------------------
 Accumulated net investment loss
(6,320)
----------------------------------------------------------------------------------
 Accumulated net realized loss on investment transactions
(2,423,980)
----------------------------------------------------------------------------------
 Net unrealized depreciation on investments
(1,163,532)

----------------------------------------------------------------------------------
 Net Assets                                                            $
8,008,630

===========

12  |  OPPENHEIMER TRINITY CORE FUND

-------------------------------------------------------------------------------------
 Net Asset Value Per Share

 Class A Shares:
 Net asset value and redemption price per share (based on net assets of
 $3,854,411 and 605,388 shares of beneficial interest
outstanding)              $6.37
 Maximum offering price per share (net asset value plus sales charge of 5.75% of offering
price)                                                    $6.76
-------------------------------------------------------------------------------------
 Class B Shares:
 Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of
$1,833,409
 and 296,336 shares of beneficial interest
outstanding)                         $6.19
-------------------------------------------------------------------------------------
 Class C Shares:
 Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of
$1,462,222
 and 235,690 shares of beneficial interest
outstanding)                         $6.20
-------------------------------------------------------------------------------------
 Class N Shares:
 Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $721,065 and 113,771 shares of beneficial interest
outstanding)                         $6.34
-------------------------------------------------------------------------------------
 Class Y Shares:
 Net asset value, redemption price and offering price per share (based on net assets of $137,523 and 20,912 shares of beneficial interest
outstanding)   $6.58

 See accompanying Notes to Financial Statements.

13  |  OPPENHEIMER TRINITY CORE FUND

STATEMENT OF OPERATIONS  Unaudited

For the Six Months Ended January 31, 2003
-------------------------------------------------------------------------------
Investment Income

Dividends                                                             $
76,518
-------------------------------------------------------------------------------
Interest
2,064

---------
Total investment income
78,582

-------------------------------------------------------------------------------
Expenses

Management fees
29,857
-------------------------------------------------------------------------------
Distribution and service plan fees:
Class A
4,495
Class B
8,767
Class C
7,133
Class N
1,259
-------------------------------------------------------------------------------
Transfer and shareholder servicing agent fees:
Class A
12,687
Class B
5,944
Class C
4,203
Class N
331
-------------------------------------------------------------------------------
Shareholder reports
13,573
-------------------------------------------------------------------------------
Legal, auditing and other professional fees
3,153
-------------------------------------------------------------------------------
Trustees' compensation
272
-------------------------------------------------------------------------------
Custodian fees and
expenses                                                   2
-------------------------------------------------------------------------------
Other
1,885

---------
Total expenses
93,561
Less reduction to custodian
expenses                                         (2)
Less voluntary waiver of transfer and shareholder
servicing agent fees--Classes A, B, C and N
(9,587)

---------
Net expenses
83,972

-------------------------------------------------------------------------------
Net Investment Loss
(5,390)

-------------------------------------------------------------------------------
Realized and Unrealized Gain (Loss)

Net realized loss on investments
(776,070)
-------------------------------------------------------------------------------
Net change in unrealized appreciation on investments
250,068

---------
Net realized and unrealized loss
(526,002)

-------------------------------------------------------------------------------
Net Decrease in Net Assets Resulting from Operations
$(531,392)

=========

See accompanying Notes to Financial Statements.

14  |  OPPENHEIMER TRINITY CORE FUND

STATEMENTS OF CHANGES IN NET ASSETS

                                                          Six
Months          Year

Ended         Ended
                                                    January 31, 2003
July 31,

(Unaudited)          2002
----------------------------------------------------------------------------------

 Operations

 Net investment loss                                      $   (5,390)   $
(63,886)
----------------------------------------------------------------------------------
 Net realized loss                                          (776,070)
(754,452)
----------------------------------------------------------------------------------
 Net change in unrealized appreciation (depreciation)        250,068
(1,279,863)
----------------------------------------------------------------------------------
 Net decrease in net assets resulting from operations       (531,392)
(2,098,201)

----------------------------------------------------------------------------------
 Beneficial Interest Transactions

 Net increase (decrease) in net assets resulting from
 beneficial interest transactions:
 Class A                                                    (137,303)
753,354
 Class B                                                     201,269
805,690
 Class C                                                     228,123
429,039
 Class N                                                     642,188
105,713
 Class Y                                                      25,011
65,834

----------------------------------------------------------------------------------
 Net Assets

 Total increase                                              427,896
61,429
----------------------------------------------------------------------------------
 Beginning of period                                       7,580,734
7,519,305

------------------------
 End of period [including accumulated net investment
 loss of $6,320 and $930, respectively]                   $8,008,630
$7,580,734

========================

 See accompanying Notes to Financial Statements.

15  |  OPPENHEIMER TRINITY CORE FUND

FINANCIAL HIGHLIGHTS

                                                 Six
Months                           Year

Ended                          Ended
                                           January 31,
2003                       July 31,
 Class A                                        (Unaudited)       2002
2001    2000 1
------------------------------------------------------------------------------------------

 Per Share Operating
Data

 Net asset value, beginning of period                $ 6.80     $ 8.78
$10.30    $10.00
------------------------------------------------------------------------------------------
 Income (loss) from investment
operations:
 Net investment income (loss)                           .01       (.04)
(.04)      .02
 Net realized and unrealized gain (loss)               (.44)     (1.94)
(1.48)      .30

-------------------------------------
 Total from investment operations                      (.43)     (1.98)
(1.52)      .32
------------------------------------------------------------------------------------------
 Dividends and/or distributions to
shareholders:
 Dividends from net investment income                    --
--        --        -- 2
 Dividends in excess of net investment income            --
--        --      (.02)

-------------------------------------
 Total dividends and/or distributions to shareholders    --
--        --      (.02)
------------------------------------------------------------------------------------------
 Net asset value, end of period                       $6.37      $6.80    $
8.78    $10.30

=====================================

------------------------------------------------------------------------------------------
 Total Return, at Net Asset Value 3                   (6.32)%   (22.55)%
(14.76)%    3.18%

------------------------------------------------------------------------------------------
 Ratios/Supplemental
Data

 Net assets, end of period (in thousands)            $3,854     $4,270
$4,737    $5,918
------------------------------------------------------------------------------------------
 Average net assets (in thousands)                   $4,118     $4,625
$5,173    $3,959
------------------------------------------------------------------------------------------
 Ratios to average net assets:
4
 Net investment income (loss)                          0.18%     (0.52)%
(0.40)%    0.14%
 Expenses                                              2.05%      2.13%
1.68%     1.46%
 Expenses, net of reduction to custodian
expenses
 and/or voluntary waiver of transfer agent fees        1.81%      1.95%
1.68%     1.41%
------------------------------------------------------------------------------------------
 Portfolio turnover rate                                 51%
105%      164%      195%

 1. For the period from September 1, 1999 (inception of offering) to July
31,
 2000.
 2. Less than $0.005 per share.
 3. Assumes an investment on the business day before the first day of the fiscal
 period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the
 net asset value calculated on the last business day of the fiscal period.
Sales
 charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
 4. Annualized for periods of less than one full year.

 See accompanying Notes to Financial Statements.

16  |  OPPENHEIMER TRINITY CORE FUND

                                                 Six
Months                          Year

Ended                         Ended
                                           January 31,
2003                      July 31,
 Class B                                        (Unaudited)      2002
2001    2000 1
-----------------------------------------------------------------------------------------

 Per Share Operating
Data

 Net asset value, beginning of period                 $6.64     $8.63
$10.22    $10.00
-----------------------------------------------------------------------------------------
 Income (loss) from investment
operations:
 Net investment loss                                   (.01)     (.06)
(.10)     (.02)
 Net realized and unrealized gain (loss)               (.44)    (1.93)
(1.49)      .25

-----------------------------------
 Total from investment operations                      (.45)    (1.99)
(1.59)      .23
-----------------------------------------------------------------------------------------
 Dividends and/or distributions to
shareholders:
 Dividends from net investment income                    --
--        --        -- 2
 Dividends in excess of net investment income            --
--        --      (.01)

-----------------------------------
 Total dividends and/or distributions to shareholders    --
--        --      (.01)
-----------------------------------------------------------------------------------------
 Net asset value, end of period                       $6.19     $6.64    $
8.63    $10.22

===================================

-----------------------------------------------------------------------------------------
 Total Return, at Net Asset Value 3                   (6.78)%  (23.06)%
(15.56)%    2.31%

-----------------------------------------------------------------------------------------
 Ratios/Supplemental
Data

 Net assets, end of period (in thousands)            $1,833    $1,770
$1,434    $1,160
-----------------------------------------------------------------------------------------
 Average net assets (in thousands)                   $1,740    $1,736
$1,388    $  386
-----------------------------------------------------------------------------------------
 Ratios to average net assets:
4
 Net investment loss                                  (0.65)%   (1.27)%
(1.32)%   (0.73)%
 Expenses                                              2.90%     2.91%
2.57%     2.33%
 Expenses, net of reduction to custodian
expenses
 and/or voluntary waiver of transfer agent fees        2.66%     2.73%
2.57%     2.28%
-----------------------------------------------------------------------------------------
 Portfolio turnover rate                                 51%      105%
164%      195%

 1. For the period from September 1, 1999 (inception of offering) to July
31,
 2000.
 2. Less than $0.005 per share.
 3. Assumes an investment on the business day before the first day of the fiscal
 period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the
 net asset value calculated on the last business day of the fiscal period.
Sales
 charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
 4. Annualized for periods of less than one full year.

 See accompanying Notes to Financial Statements.

17  |  OPPENHEIMER TRINITY CORE FUND

FINANCIAL HIGHLIGHTS  Continued

                                                 Six
Months                          Year

Ended                         Ended
                                           January 31,
2003                      July 31,
 Class C                                        (Unaudited)     2002
2001     2000 1
-----------------------------------------------------------------------------------------

 Per Share Operating
Data

 Net asset value, beginning of period                $ 6.66    $ 8.65
$10.24   $ 10.00
-----------------------------------------------------------------------------------------
 Income (loss) from investment
operations:
 Net investment loss                                   (.01)     (.07)
(.10)     (.03)
 Net realized and unrealized gain (loss)               (.45)    (1.92)
(1.49)      .27

------------------------------------
 Total from investment operations                      (.46)    (1.99)
(1.59)      .24
 Dividends and/or distributions to
shareholders:
 Dividends from net investment income                    --
--        --        -- 2
 Dividends in excess of net investment income            --
--        --        --

------------------------------------
 Total dividends and/or distributions to shareholders    --
--        --        --
-----------------------------------------------------------------------------------------
 Net asset value, end of period                       $6.20     $6.66    $
8.65    $10.24

====================================

-----------------------------------------------------------------------------------------
 Total Return, at Net Asset Value 3                   (6.91)%  (23.01)%
(15.53)%    2.40%

-----------------------------------------------------------------------------------------
 Ratios/Supplemental
Data

 Net assets, end of period (in thousands)            $1,462    $1,337
$1,262      $989
-----------------------------------------------------------------------------------------
 Average net assets (in thousands)                   $1,416    $1,348
$1,215      $322
-----------------------------------------------------------------------------------------
 Ratios to average net assets:
4
 Net investment loss                                  (0.59)%   (1.29)%
(1.29)%   (0.73)%
 Expenses                                              2.81%     2.90%
2.59%     2.33%
 Expenses, net of reduction to custodian
expenses
 and/or voluntary waiver of transfer agent fees        2.57%     2.72%
2.59%     2.28%
-----------------------------------------------------------------------------------------
 Portfolio turnover rate                                 51%      105%
164%      195%

 1. For the period from September 1, 1999 (inception of offering) to July
31,
 2000.
 2. Less than $0.005 per share.
 3. Assumes an investment on the business day before the first day of the fiscal
 period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the
 net asset value calculated on the last business day of the fiscal period.
Sales
 charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
 4. Annualized for periods of less than one full year.

 See accompanying Notes to Financial Statements.

18  |  OPPENHEIMER TRINITY CORE FUND

                                                          Six
Months                Year

Ended               Ended
                                                    January 31,
2003            July 31,
 Class N                                                 (Unaudited)
2002    2001 1
----------------------------------------------------------------------------------------

 Per Share Operating
Data

 Net asset value, beginning of period                          $6.77    $
8.75    $ 8.89
----------------------------------------------------------------------------------------
 Income (loss) from investment
operations:
 Net investment loss                                            (.01)
(.05)     (.05)
 Net realized and unrealized loss                               (.42)
(1.93)     (.09)

-------------------------
 Total from investment operations                               (.43)
(1.98)     (.14)
----------------------------------------------------------------------------------------
 Dividends and/or distributions to
shareholders:
 Dividends from net investment income                             --
--        --
 Dividends in excess of net investment income                     --
--        --

-------------------------
 Total dividends and/or distributions to shareholders             --
--        --
----------------------------------------------------------------------------------------
 Net asset value, end of period                                $6.34
$6.77     $8.75

=========================

----------------------------------------------------------------------------------------
 Total Return, at Net Asset Value 2                            (6.35)%
(22.63)%   (1.58)%

----------------------------------------------------------------------------------------
 Ratios/Supplemental
Data

 Net assets, end of period (in thousands)                       $721
$82        $1
----------------------------------------------------------------------------------------
 Average net assets (in thousands)                              $503
$71        $1
----------------------------------------------------------------------------------------
 Ratios to average net assets:
3
 Net investment income (loss)                                   0.11%
(0.70)%   (1.43)%
 Expenses                                                       1.85%
2.46%     1.75%
 Expenses, net of reduction to custodian
expenses
 and/or voluntary waiver of transfer agent fees                 1.61%
2.28%     1.75%
----------------------------------------------------------------------------------------
 Portfolio turnover rate                                          51%
105%      164%

 1. For the period from March 1, 2001 (inception of offering) to July 31,
2001.
 2. Assumes an investment on the business day before the first day of the fiscal
 period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the
 net asset value calculated on the last business day of the fiscal period.
Sales
 charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
 3. Annualized for periods of less than one full year.

 See accompanying Notes to Financial Statements.

19  |  OPPENHEIMER TRINITY CORE FUND

FINANCIAL HIGHLIGHTS  Continued

                                                 Six
Months                            Year

Ended                           Ended
                                           January 31,
2003                        July 31,
 Class Y                                        (Unaudited)
2002       2001    2000 1
-------------------------------------------------------------------------------------------
 Per Share Operating
Data

 Net asset value, beginning of period                 $7.00      $8.99
$10.30    $10.00
-------------------------------------------------------------------------------------------
 Income (loss) from investment
operations:
 Net investment income (loss)                           .01
(.03)      (.02)      .05
 Net realized and unrealized gain (loss)               (.43)     (1.96)
(1.29)      .28

--------------------------------------
 Total from investment operations                      (.42)     (1.99)
(1.31)      .33
-------------------------------------------------------------------------------------------
 Dividends and/or distributions to
shareholders:
 Dividends from net investment income                    --
--         --        -- 2
 Dividends in excess of net investment income            --
--         --      (.03)

--------------------------------------
 Total dividends and/or distributions to shareholders    --
--         --      (.03)
-------------------------------------------------------------------------------------------
 Net asset value, end of period                       $6.58      $7.00
$ 8.99    $10.30

======================================

-------------------------------------------------------------------------------------------
 Total Return, at Net Asset Value 3                   (6.00)%   (22.14)%
(12.72)%    3.26%

-------------------------------------------------------------------------------------------
 Ratios/Supplemental
Data

 Net assets, end of period (in thousands)              $138       $121
$  86        $1
-------------------------------------------------------------------------------------------
 Average net assets (in thousands)                     $123
$102       $160        $1
 Ratios to average net assets:
4
 Net investment income                                 0.83%
0.04%      0.07%     0.26%
 Expenses                                              1.22%
3.80%      2.35% 5   1.34%
 Expenses, net of reduction to custodian
expenses
 and/or voluntary waiver of transfer agent fees        1.22%
1.43%      1.30%     1.29%
-------------------------------------------------------------------------------------------
 Portfolio turnover rate                                 51%
105%       164%      195%

 1. For the period from September 1, 1999 (inception of offering) to July
31,
 2000.
 2. Less than $0.005 per share.
 3. Assumes an investment on the business day before the first day of the fiscal
 period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the
 net asset value calculated on the last business day of the fiscal period.
Sales
 charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
 4. Annualized for periods of less than one full year.
 5. Added since July 31, 2001 to reflect expenses before reduction to custodian
 expenses and voluntary waiver of transfer agent fees.

 See accompanying Notes to Financial Statements.

20  |  OPPENHEIMER TRINITY CORE FUND

NOTES TO FINANCIAL STATEMENTS  Unaudited

--------------------------------------------------------------------------------
1. Significant Accounting Policies
Oppenheimer Trinity Core Fund (the Fund) is registered under the Investment
Company Act of 1940, as amended, as an open-end management investment company.
The Fund's investment objective is to seek long-term growth of capital. The
Fund's investment advisor is OppenheimerFunds, Inc. (the Manager). The
Manager
has entered into a sub-advisory agreement with Trinity Investment Management
Corporation.
     The Fund offers Class A, Class B, Class C, Class N and Class Y shares.
Class A shares are sold at their offering price, which is normally net asset value plus a front-end sales charge. Class B, Class C and Class N shares are sold without a front-end sales charge but may be subject to a contingent deferred sales charge (CDSC). Class N shares are sold only through retirement
plans. Retirement plans that offer Class N shares may impose charges on those
accounts. Class Y shares are sold to certain institutional investors without either a front-end sales charge or a CDSC. All classes of shares have identical
rights and voting privileges. Earnings, net assets and net asset value per share
may differ by minor amounts due to each class having its own expenses directly
attributable to that class. Classes A, B, C and N have separate distribution and/or service plans. No such plan has been adopted for Class Y shares.
Class B
shares will automatically convert to Class A shares six years after the date of
purchase.
     The following is a summary of significant accounting policies consistently
followed by the Fund.
--------------------------------------------------------------------------------
Securities Valuation. Securities listed or traded on National Stock
Exchanges or
other domestic or foreign exchanges are valued based on the last sale price of
the security traded on that exchange prior to the time when the Fund's assets
are valued. In the absence of a sale, the security is valued at the last sale
price on the prior trading day, if it is within the spread of the closing bid
and asked prices, and if not, at the closing bid price. Securities
(including
restricted securities) for which quotations are not readily available are valued
primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Trustees, or at their fair value. Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Trustees. Short-term "money market type" debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).
--------------------------------------------------------------------------------
Joint Repurchase Agreements. The Fund, along with other affiliated funds of the
Manager, may transfer uninvested cash balances into one or more joint repurchase
agreement accounts. These balances are invested in one or more repurchase agreements, secured by U.S. government securities. Securities pledged as collateral for repurchase agreements are held by a custodian bank until the agreements mature. Each agreement requires that the market value of the collateral be sufficient to cover payments of interest and principal;
however,
in the event of default by the other party to the agreement, retention of the
collateral may be subject to legal proceedings.

21  |  OPPENHEIMER TRINITY CORE FUND

NOTES TO FINANCIAL STATEMENTS  Unaudited / Continued
--------------------------------------------------------------------------------
1. Significant Accounting Policies Continued
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than
those attributable to a specific class), gains and losses are allocated daily to
each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
--------------------------------------------------------------------------------
Federal Taxes. The Fund intends to continue to comply with provisions of the
Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders.
Therefore, no federal income or excise tax provision is required.
     As of January 31, 2003, the Fund had available for federal income tax purposes an estimated unused capital loss carryforward of $2,423,979. This estimated capital loss carryforward represents carryforward as of the end of the
last fiscal year, increased for losses deferred under tax accounting rules to
the current fiscal year and increased or decreased by capital losses or gains
realized in the first six months of the current fiscal year.
As of July 31, 2002, the Fund had available for federal income tax purposes unused capital loss carryforwards as follows:

                              Expiring
                              ----------------------
                              2008        $   41,424
                              2009           111,626
                              2010           969,855
                                          ----------
                              Total       $1,122,905
                                          ==========

--------------------------------------------------------------------------------
Trustees' Compensation. The Fund has adopted an unfunded retirement plan for the
Fund's independent trustees. Benefits are based on years of service and fees paid to each trustee during the years of service. During the six months ended
January 31, 2003, the Fund's projected benefit obligations were decreased by
$1,018 resulting in an accumulated liability of $88 as of January 31, 2003.
     The Board of Trustees has adopted a deferred compensation plan for independent trustees that enables trustees to elect to defer receipt of all or a
portion of annual compensation they are entitled to receive from the Fund.
Under
the plan, the compensation deferred is periodically adjusted as though an equivalent amount had been invested for the Board of Trustees in shares of one
or more Oppenheimer funds selected by the trustee. The amount paid to the
Board
of Trustees under the plan will be determined based upon the performance of the
selected funds. Deferral of trustees' fees under the plan will not affect the
net assets of the Fund, and will not materially affect the Fund's assets, liabilities or net investment income per share.
--------------------------------------------------------------------------------
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations,
are recorded on the ex-dividend date.

22  |  OPPENHEIMER TRINITY CORE FUND

--------------------------------------------------------------------------------
Classification of Dividends and Distributions to Shareholders. Net
investment
income (loss) and net realized gain (loss) may differ for financial statement
and tax purposes. The character of dividends and distributions made during the
fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to
timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized
gain was recorded by the Fund.
     No distributions were paid during the six months ended January 31,
2003 and
the year ended July 31, 2002.
--------------------------------------------------------------------------------
Investment Income. Dividend income is recorded on the ex-dividend date or upon
ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization
of premium, is accrued as earned.
--------------------------------------------------------------------------------
Security Transactions. Security transactions are recorded on the trade date.
Realized gains and losses on securities sold are determined on the basis of identified cost.
--------------------------------------------------------------------------------
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of
assets and liabilities and disclosure of contingent assets and liabilities at
the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

--------------------------------------------------------------------------------
2. Shares of Beneficial Interest

The Fund has authorized an unlimited number of no par value shares of beneficial
interest of each class. Transactions in shares of beneficial interest were as
follows:

                   Six Months Ended January 31, 2003      Year Ended July
31, 2002
                                Shares        Amount         Shares
Amount
----------------------------------------------------------------------------------

 Class A
 Sold                          121,703     $ 803,498        357,407    $
2,895,526
 Redeemed                     (143,900)     (940,801)      (269,496)
(2,142,172)

----------------------------------------------------
 Net increase (decrease)       (22,197)    $(137,303)        87,911    $
753,354

====================================================

----------------------------------------------------------------------------------
 Class B
 Sold                          107,328     $ 693,922        170,545    $
1,354,469
 Redeemed                      (77,572)     (492,653)       (70,151)
(548,779)

----------------------------------------------------
 Net increase                   29,756     $ 201,269        100,394    $
805,690

====================================================

----------------------------------------------------------------------------------
 Class C
 Sold                           72,006     $ 470,785        118,519    $
920,001
 Redeemed                      (37,265)     (242,662)       (63,389)
(490,962)

----------------------------------------------------
 Net increase                   34,741     $ 228,123         55,130    $
429,039

====================================================

23  |  OPPENHEIMER TRINITY CORE FUND

NOTES TO FINANCIAL STATEMENTS  Unaudited / Continued

 2. Shares of Beneficial Interest Continued

                   Six Months Ended January 31, 2003      Year Ended July
31, 2002
                                Shares        Amount         Shares
Amount
----------------------------------------------------------------------------------

 Class N
 Sold                          116,784      $741,744         42,122      $
349,796
 Redeemed                      (15,156)      (99,556)       (30,091)
(244,083)

----------------------------------------------------
 Net increase                  101,628      $642,188         12,031      $
105,713

====================================================

----------------------------------------------------------------------------------
 Class Y
 Sold                            6,050      $ 41,388         10,433      $
87,052
 Redeemed                       (2,484)      (16,377)        (2,604)
(21,218)

----------------------------------------------------
 Net increase                    3,566      $ 25,011          7,829      $
65,834

====================================================

--------------------------------------------------------------------------------
3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the six months ended January 31, 2003, were
$4,744,927 and $3,859,884, respectively.

--------------------------------------------------------------------------------
4. Fees and Other Transactions with Affiliates
Management Fees. Management fees paid to the Manager were in accordance with the
investment advisory agreement with the Fund which provides for a fee of
0.75% of
the first $200 million of average annual net assets of the Fund, 0.72% of the
next $200 million, 0.69% of the next $200 million, 0.66% of the next $200 million, and 0.60% of average annual net assets in excess of $800 million.

--------------------------------------------------------------------------------
Sub-Advisor Fees. The Manager pays Trinity Investment Management Corporation
(the Sub-Advisor) based on the fee schedule set forth in the Prospectus.
For the
six months ended January 31, 2003, the Manager paid $9,785 to the
Sub-Advisor
for services to the Fund.
--------------------------------------------------------------------------------
Transfer Agent Fees. OppenheimerFunds Services (OFS), a division of the
Manager,
acts as the transfer and shareholder servicing agent for the Fund. The Fund pays
OFS a $19.75 per account fee.
     Additionally, Class Y shares are subject to minimum fees of $5,000 for assets of less than $10 million and $10,000 for assets of $10 million or more.
The Class Y shares are subject to the minimum fees in the event that the per account fee does not equal or exceed the applicable minimum fees. OFS may voluntarily waive the minimum fees.
     OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees up to an annual rate of 0.35% of average annual net assets for all
classes. This undertaking may be amended or withdrawn at any time.
--------------------------------------------------------------------------------
Distribution and Service Plan (12b-1) Fees. Under its General Distributor's
Agreement with the Manager, OppenheimerFunds Distributor, Inc. (the
Distributor)
acts as the Fund's principal underwriter in the continuous public offering of
the different classes of shares of the Fund.

24  |  OPPENHEIMER TRINITY CORE FUND

The compensation paid to (or retained by) the Distributor from the sale of shares or on the redemption of shares is shown in the table below for the period
indicated.

                      Aggregate         Class A     Concessions
Concessions     Concessions     Concessions
                      Front-End       Front-End      on Class A      on
Class B      on Class C      on Class N
                  Sales Charges   Sales Charges          Shares
Shares          Shares          Shares
                     on Class A     Retained by     Advanced by
Advanced by     Advanced by     Advanced by
Six Months Ended         Shares     Distributor   Distributor 1
Distributor 1   Distributor 1   Distributor 1
---------------------------------------------------------------------------------------------------------------

January 31, 2003         $5,727          $1,705          $1,149
$8,783          $3,422          $7,330

1. The Distributor advances concession payments to dealers for certain sales of
Class A shares and for sales of Class B, Class C and Class N shares from its own
resources at the time of sale.

                               Class A         Class B         Class
C         Class N
                            Contingent      Contingent      Contingent
Contingent
                              Deferred        Deferred
Deferred        Deferred
                         Sales Charges   Sales Charges   Sales Charges
Sales Charges
                           Retained by     Retained by     Retained by
Retained by
Six Months Ended           Distributor     Distributor     Distributor
Distributor
--------------------------------------------------------------------------------------

January 31, 2003                   $80          $3,007
$221            $474

--------------------------------------------------------------------------------
Service Plan for Class A Shares. The Fund has adopted a Service Plan for
Class A
Shares. It reimburses the Distributor for a portion of its costs incurred for
services provided to accounts that hold Class A shares. Reimbursement is made
quarterly at an annual rate of up to 0.25% of the average annual net assets of
Class A shares of the Fund. For the six months ended January 31, 2003, payments
under the Class A Plan totaled $4,495, all of which were paid by the
Distributor
to recipients, and included $203 paid to an affiliate of the Manager. Any unreimbursed expenses the Distributor incurs with respect to Class A shares in
any fiscal year cannot be recovered in subsequent years.
--------------------------------------------------------------------------------
Distribution and Service Plans for Class B, Class C and Class N Shares. The
Fund
has adopted Distribution and Service Plans for Class B, Class C and Class N
shares. Under the plans, the Fund pays the Distributor an annual asset-based sales charge of 0.75% per year on Class B shares and on Class C shares and the
Fund pays the Distributor an annual asset-based sales charge of 0.25% per year
on Class N shares. The Distributor also receives a service fee of 0.25% per year
under each plan.

Distribution fees paid to the Distributor for the six months ended January
31,
2003, were as follows:

Distributor's
                                                         Distributor's
Aggregate
                                                             Aggregate
Unreimbursed
                                                          Unreimbursed
Expenses as %
                        Total Payments  Amount Retained       Expenses  of
Net Assets
                            Under Plan   by Distributor     Under
Plan       of Class
-------------------------------------------------------------------------------------

Class B Plan                    $8,767           $7,350
$79,153           4.32%
Class C Plan                     7,133            3,990
27,720           1.90
Class N Plan                     1,259            1,105
20,966           2.91

25  |  OPPENHEIMER TRINITY CORE FUND

NOTES TO FINANCIAL STATEMENTS  Unaudited / Continued

--------------------------------------------------------------------------------
5. Bank Borrowings.
The Fund had the ability to borrow from a bank for temporary or emergency purposes provided asset coverage for borrowings exceeded 300%. The Fund and other Oppenheimer funds participated in a $400 million unsecured line of credit
with a bank. Under that unsecured line of credit, interest was charged to each
fund, based on its borrowings, at a rate equal to the Federal Funds Rate plus
0.45%. Under that credit facility, the Fund paid a commitment fee equal to its
pro rata share of the average unutilized amount of the credit facility at a rate
of 0.08% per annum. The credit facility was terminated on November 12, 2002.

     The Fund had no borrowings through November 12, 2002.

26  |  OPPENHEIMER TRINITY CORE FUND

OPPENHEIMER TRINITY CORE FUNDSM

--------------------------------------------------------------------------------
 Trustees and Officers     Clayton K. Yeutter, Chairman and Trustee
                           Donald W. Spiro, Vice Chairman and Trustee
                           John V. Murphy, President and Trustee
                           Robert G. Galli, Trustee
                           Phillip A. Griffiths, Trustee
                           Benjamin Lipstein, Trustee
                           Joel W. Motley, Trustee
                           Elizabeth B. Moynihan, Trustee
                           Kenneth A. Randall, Trustee
                           Edward V. Regan, Trustee
                           Russell S. Reynolds, Jr., Trustee
                           Robert G. Zack, Secretary
                           Brian W. Wixted, Treasurer

--------------------------------------------------------------------------------
 Investment Advisor        OppenheimerFunds, Inc.

--------------------------------------------------------------------------------
 Sub-Advisor               Trinity Investment Management Corporation

--------------------------------------------------------------------------------
 Distributor               OppenheimerFunds Distributor, Inc.

--------------------------------------------------------------------------------
 Transfer and Shareholder  OppenheimerFunds Services
 Servicing Agent

--------------------------------------------------------------------------------
 Independent Auditors      KPMG LLP

--------------------------------------------------------------------------------
 Legal Counsel             Mayer Brown Rowe & Maw

                           The financial statements included herein have
been
                           taken from the records of the Fund without
                           examination of those records by the independent
                           auditors.

(C)Copyright 2003 OppenheimerFunds, Inc. All rights reserved.

27  |  OPPENHEIMER TRINITY CORE FUND

OPPENHEIMERFUNDS FAMILY

--------------------------------------------------------------------------------------------------

 Global Equity          Developing Markets Fund               Global Fund
                        International Small Company Fund      Quest Global
Value Fund
                        Europe Fund                           Global Growth
& Income Fund
                        International Growth Fund
--------------------------------------------------------------------------------------------------
 Equity                 Stock                                 Stock & Bond
                        Emerging Technologies Fund            Quest
Opportunity Value Fund
                        Emerging Growth Fund                  Total Return
Fund
                        Enterprise Fund                       Quest
Balanced Value Fund
                        Discovery Fund                        Capital
Income Fund
                        Main Street(R) Small Cap Fund         Multiple
Strategies Fund
                        Small Cap Value Fund                  Disciplined
Allocation Fund
                        MidCap Fund                           Convertible
Securities Fund
                        Main Street(R) Opportunity Fund       Specialty
                        Growth Fund                           Real Asset
Fund(R)
                        Capital Appreciation Fund             Gold &
Special Minerals Fund
                        Main Street(R) Growth & Income Fund   Tremont
Market Neutral Fund, LLC 1
                        Value Fund                            Tremont
Opportunity Fund, LLC 1
                        Quest Capital Value Fund
                        Quest Value Fund
                        Trinity Large Cap Growth Fund
                        Trinity Core Fund
                        Trinity Value Fund
--------------------------------------------------------------------------------------------------
 Income                 Taxable                               Rochester
Division
                        International Bond Fund               California
Municipal Fund 3
                        High Yield Fund                       New Jersey
Municipal Fund 3
                        Champion Income Fund                  AMT-Free New
York Municipals 3,4
                        Strategic Income Fund                 Municipal
Bond Fund
                        Bond Fund                             Limited Term
Municipal Fund 5
                        Senior Floating Rate Fund             Rochester
National Municipals
                        U.S. Government Trust                 Rochester
Fund Municipals
                        Limited-Term Government Fund          Limited Term
New York Municipal Fund
                        Capital Preservation Fund 2           Pennsylvania
Municipal Fund 3
--------------------------------------------------------------------------------------------------
 Select Managers        Stock                                 Stock & Bond
                        Mercury Advisors Focus Growth Fund    QM Active
Balanced Fund 2
                        Gartmore Millennium Growth Fund II
                        Jennison Growth Fund
                        Salomon Brothers All Cap Fund 6
                        Mercury Advisors S&P 500(R)
                          Index Fund 2

--------------------------------------------------------------------------------------------------
 Money Market 7         Money Market Fund                     Cash Reserves

1. Special investor qualification and minimum investment requirements apply. See
the prospectus for details.
2. Available only through qualified retirement plans.
3. Available to investors only in certain states.
4. The Fund's name was changed from "Oppenheimer New York Municipal Fund" on
January 22, 2003.
5. The Fund's name was changed from "Oppenheimer Intermediate Municipal
Fund" on
September 30, 2002.
6. The Fund's name was changed from "Oppenheimer Select Managers Salomon
Brothers Capital Fund" on May 1, 2002.
7. An investment in money market funds is neither insured nor guaranteed by the
Federal Deposit Insurance Corporation or any other government agency.
Although
these funds may seek to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in these funds.

28  |  OPPENHEIMER TRINITY CORE FUND

1.800.CALL OPP PHONELINK

Call 1.800.CALL OPP (1.800.225.5677) for answers to many of your questions.
Our
automated speech recognition system provides you access to all the information
and services you need.

With PhoneLink you can:

   o Obtain account balances, share price (NAV) and dividends paid

   o Verify your most recent transactions

   o Buy, redeem or exchange mutual fund shares

   o Create custom lists of your accounts, funds or market indices

   o Order duplicate statements or Form 1099 DIV

   o Obtain market data (closing market information for Dow Jones
Industrial
     Average, Nasdaq Composite and S&P 500 Index)

   o Speak to a Customer Service Representative1 by saying "Agent" when prompted

   o And more!

Quick list of PhoneLink commands

Say                                     To:

[Account # or Social Security # + PIN]  Get dollar and share balances,
NAVs,
                                        transaction history or request
                                        transactions

[Fund name, share class]                Get current price/dividend
information

Balance                                 Hear your balance/list of accounts

History                                 Hear your most recent transactions

Purchase or buy                         Buy shares

Exchange                                Exchange shares

Liquidation or redemption               Sell shares

Dow Jones or Market Indices             Hear closing market information
                                        (Dow Jones Industrial Average,
Nasdaq
                                        Composite and S&P 500)

Custom list                             Create, play or edit custom list of
your
                                        accounts, funds or market indices

1. You may speak to a Customer Service Representative during normal business hours.

29  |  OPPENHEIMER TRINITY CORE FUND

INFORMATION AND SERVICES

[GRAPHIC]
eDocs Direct

Get This Report Online!

You can quickly view, download and print this report at your convenience.
It's
EASY, FAST, CONVENIENT, and FREE! With OppenheimerFunds eDocs Direct, you'll
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expenses!

Sign up for eDocs Direct today at
www.oppenheimerfunds.com

Internet
24-hr access to account information and transactions 1
www.oppenheimerfunds.com
------------------------------------------------------
PhoneLink 1 and General Information
24-hr automated information and automated transactions
Representatives also available Mon-Fri 8am-9pm ET
Sat (January-April) 10am-4pm ET
1.800.CALL OPP (1.800.225.5677)
------------------------------------------------------
Written Correspondence and Transaction Requests
OppenheimerFunds Services
P.O. Box 5270, Denver, CO 80217-5270

For Overnight Delivery
OppenheimerFunds Services
10200 East Girard Avenue, Building D
Denver, CO 80231
------------------------------------------------------

Ticker Symbols
Class A: TRCOX Class B: TRCBX Class C: TRCCX Class N: TRCNX Class Y: TRCYX

1. At times the website or PhoneLink may be inaccessible or their transaction
features may be unavailable.

                                    [GRAPHIC]
                               OppenheimerFunds[R]
                                Distributor, Inc.

RS0211.001.0103  April 1, 2003